UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 26, 2006

                                  Airtrax, Inc.
             (Exact name of registrant as specified in its charter)



       New Jersey                      0-25791                   22-3506376
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


                 200 Freeway Drive Unit One, Blackwood, NJ 08012
              (Address of principal executive offices and Zip Code)
                                 (856) 232-3000

                                   Copies to:
                               Richard A. Friedman, Esq.
                              Eric A. Pinero, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2006, we issued a 12% Series A Convertible Note in the principal amount of $400,000 (the "Note"), together with a warrant (the "Warrant") to purchase an aggregate of 256,410 shares of our common stock which represents 100% of the shares of common stock issuable upon conversion of the Note on the closing date, to Motivated Minds, LLC ("Motivated Minds"), a qualified institutional buyer, for an aggregate purchase price of $400,000.

The Note bears interest at 12% per annum, payable in cash or shares of common stock at our option, and matures on October 20, 2006; provided, that, we have the right to prepay all or a portion of the outstanding principal and accrued and unpaid interest, upon 10 days prior written notice to Motivated Minds. The
Note is convertible into shares of our common stock at a price equal to $1.56 per share, subject to adjustment upon the occurrence of certain events, including, without limitation, upon our consolidation, merger or sale of all of substantially all of our assets, a reclassification of our common stock, or any stock splits, combinations or dividends with respect to our common stock.

The Warrant is exercisable at a price equal to $1.56 per share, from the date of issuance until 5 years after the closing date, subject to adjustment in certain events, including, without limitation, upon our consolidation, merger or sale of all of substantially all of our assets, a reclassification of our common stock, or any stock splits, combinations or dividends with respect to our common stock.

Motivated Minds is entitled to "piggy-back" registration rights with respect to the shares of common stock issuable upon conversion of the Note and exercise of the Warrant on registration statements (other than on Form S-8, S-4 or similar forms) subsequently filed by us.

Further, we paid commissions in the aggregate amount of $40,000 to two placement agents, each a registered broker dealer firm, as consideration for services performed in connection with the issuance of the Note and Warrant to Motivated Minds.

We claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investor was an accredited investor and/or qualified institutional buyer, the investor had an access to information about us and its investment, the investor took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 2.03 Creation of a Direct Financial Obligation.

          See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

          See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.

          Not applicable.

     (b)  Pro forma financial information.

          Not applicable.

     (c)  Exhibits.

Exhibit
Number               Description

-----  -------------------------------------------------------------------------
10.1   12% Series A Convertible Note of Airtrax, Inc. dated as of July 26, 2006.
10.2   Common Stock Purchase Warrant of Airtrax, Inc. dated as of July 26, 2006.

                                       2
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Airtrax, Inc.


Date: September 25, 2006                /s/ Nicholas Fenelli
                                       ---------------------------------
                                       Nicholas Fenelli
                                       Interim Chief Executive Officer